EXHIBIT 10.3

[Form of]

CROSS LICENSING AND INTELLECTUAL PROPERTY AGREEMENT

THIS CROSS LICENSING AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of _________, 2005, by and between THE DOW CHEMICAL COMPANY, a Delaware corporation (“Dow”), and MILLENNIUM CELL INC., a Delaware corporation (“MCEL”). Dow and MCEL also may be referred to herein individually as a “Party” or collectively as the “Parties.”

Recitals

WHEREAS, the Parties entered into that certain Stock Purchase Agreement, dated as of February 27, 2005 (the “Stock Purchase Agreement”), pursuant to which, among other things, at the First Closing (as defined in the Stock Purchase Agreement), the Parties are to enter into this Agreement;

WHEREAS, the First Closing has occurred and, simultaneously therewith, the Parties are entering into this Agreement pursuant of the Stock Purchase Agreement;

WHEREAS, simultaneously with the entering into of this Agreement, Dow and MCEL have also entered into that certain Joint Development Agreement, dated as of the date hereof (the “Joint Development Agreement”);

WHEREAS, simultaneously with the entering into of this Agreement, Dow and MCEL have also entered into the Patent Assignment Agreement, dated as of the date hereof (the “Patent Assignment Agreement”);

WHEREAS, in connection with entering into the Joint Development Agreement, (i) Dow desires to grant, and MCEL desires to accept, a license to the Dow-Licensed Intellectual Property (as defined below) within the Field of Use (as defined below) and within the Application (as defined below) and (ii) MCEL desires to grant, and Dow desires to accept, a license to the JDA Intellectual Property (as defined below) within the Non-Exclusive Areas (as defined below), in each case on the terms and conditions set forth herein.

NOW, THEREFORE, the Parties hereto, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1.  Definitions.Capitalized terms used but not defined herein shall have the meanings given to them in the Joint Development Agreement. The following terms shall have the meanings provided:

“Application” means (A) production of hydrogen gas for use by fuel cells by storing and chemically converting sodium borohydride or other boron hydride-fuel formulations into hydrogen by (1) controlling the contact of an alkaline aqueous boron hydride solution with a contained solid catalyst comprised of a transition metal adhered to a substrate which promotes the chemical reaction between the boron hydride and water to release hydrogen gas; and/or (2) [***] and (B) interconnections and related control strategies for the integration of a fuel cell and hydrogen generator systems for delivery of hydrogen gas produced by one of these means for conversion to power by a fuel cell.

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

“Dow-Licensed Intellectual Property” means the trade secrets, technical data, designs, concepts, processes, formulae, know-how and information of Dow that are disclosed or otherwise made available to MCEL under the terms of the Joint Development Agreement pertaining to the design, development, manufacture, sale and use of the proposed JDA Products and any registered intellectual property that may be added hereto from time to time pursuant to Section 3.3 and including Dow’s interest in the Patent.

“Dow Technical Resources” means (i) the persons listed on Schedule A hereto  and (ii) such other persons that the Dow appointees to the Steering Committee may designate in writing to be added to Schedule A hereto at such time as any such other person contributes efforts as FTEs under the Joint Development Agreement, but, in the case of clauses (i) and (ii), only during the period that such persons are dedicating time that constitutes some or all of Dow’s obligation to provide FTEs under Section 5.1 of the Joint Development Agreement in furtherance of fulfilling a Milestone.

“Field of Use” means fuel cells for energy generation.

“Government Authority” has the meaning given such term in the Stock Purchase Agreement.

“Improvements” means any and all systems, subsystems, components or methods currently existing, under development or developed in the future that utilize any item of the JDA Intellectual Property and any patent rights thereto, including all divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof.

“JDA Intellectual Property” means (i) the technical data, designs, concepts, processes, formulae, know-how and information, copyright, trade secret, or other intellectual property rights related thereto developed by MCEL and/or Dow Technical Resources during the Term of the Joint Development Agreement and in furtherance of the Milestones under the Joint Development Agreement, (ii) any Improvements thereto conceptualized or developed during the Term of the Joint Development Agreement and/or (iii) all technical data, designs, concepts, processes, formulae, know-how and information, copyright, trade secret, or other intellectual property rights related thereto jointly developed by MCEL and/or Dow Technical Resources with other Person(s) pertaining to the design, development, manufacture, sale and use of the JDA Products, including without limitation any patent during the Term of the Joint Development Agreement.

“JDA Products” has the meaning given such term in the Joint Development Agreement.

“Licensed Intellectual Property” means, as applicable, (i) the Dow-Licensed Intellectual Property being licensed to MCEL hereunder or (ii) the JDA Intellectual Property being licensed to Dow hereunder.

“Licensee Party” means, as applicable, (i) MCEL as the licensee of the Dow-Licensed Intellectual Property pursuant to the terms of this Agreement or (ii) Dow as the licensee of the JDA Intellectual Property pursuant to the terms of this Agreement.

“Licensor Party” means, as applicable, (i) Dow as the licensor of the Dow-Licensed Intellectual Property pursuant to the terms of this Agreement or (ii) MCEL as the licensor of the JDA Intellectual Property pursuant to the terms of this Agreement.

“MCEL-Contributed Intellectual Property” has the meaning given such term in the Joint Development Agreement and also means MCEL’s interest in the Patent and all rights thereto (excluding any rights to the Patent that are not explicitly transferred by the Patent Assignment Agreement).

“Non-Exclusive Areas” means, collectively, outside of the Field of Use (whether or not within the Application) and outside of the Application (whether or not within the Field of Use).

“Patent” means US Provisional Patent Application Serial No. [***], filed jointly between MCEL and Dow on April 14, 2004, and all other intellectual property rights claiming priority from such provisional patent application.

“Term” has the meaning given such term in the Joint Development Agreement.

“Use” means the right to use, practice, make, have made, reproduce, modify, enhance, upgrade, create derivative works, import, export, copy and sell, offer for sale, license and/or sublicense, except as otherwise provided in Section 3.1 and Section 8.3.

2.  Ownership of Intellectual Property.

2.1.  Ownership of Dow-Licensed Intellectual Property. MCEL agrees and acknowledges that Dow retains under this Agreement all ownership rights, including without limitation all intellectual property rights, in and to the Dow-Licensed Intellectual Property. Except as otherwise provided for in this Agreement and the Joint Development Agreement, no ownership rights, including without limitation any intellectual property rights, in and to the Dow-Licensed Intellectual Property is hereby conveyed by Dow to MCEL. Except as otherwise provided in this Agreement and subject to the confidentiality provisions in the Joint Development Agreement, Dow shall be entitled on its own to develop improvements and inventions using the JDA Intellectual Property and to apply for any new patents or other intellectual property rights that arise or result therefrom and to own and hold such new patents or other intellectual property rights in its own name.

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

2.2.  Ownership of JDA Intellectual Property. Dow agrees and acknowledges that MCEL retains under this Agreement all ownership rights, including without limitation all intellectual property rights, in and to the JDA Intellectual Property and that such JDA Intellectual Property shall be protected by the Parties as Proprietary Information of MCEL or Dow, as appropriate, under Section 9 of the Joint Development Agreement. Except as otherwise provided for in this Agreement and the Joint Development Agreement, no ownership rights, including without limitation any intellectual property rights, in and to the JDA Intellectual Property is hereby conveyed by MCEL to Dow. Except as otherwise provided in this Agreement, MCEL shall be entitled on its own to develop improvements and inventions using the JDA Intellectual Property and to apply for any new patents or other intellectual property rights that arise or result therefrom and to own and hold such new patents or other intellectual property rights in its own name.

3.  License to MCEL of Dow-Licensed Intellectual Property within the Field of Use and Application.

3.1.  License. Except as otherwise provided in the Patent Assignment Agreement, and subject to the terms and conditions contained herein and any rights of Governmental Authorities or third parties in existence on the date hereof, Dow hereby grants to MCEL, and MCEL hereby accepts from Dow, a world-wide, royalty-free, paid-up, non-exclusive license to Use the Dow-Licensed Intellectual Property within the Field of Use and Application during the term set forth in Section 3.2; provided, however, solely for purposes of the license granted pursuant to this Section 3.1, the term “Use” shall not be deemed to include the right to license or sublicense the Dow-Licensed Intellectual Property.

3.2.  Term of License. The license to MCEL of the Dow-Licensed Intellectual Property granted under this Section 3.1 shall terminate immediately upon the expiration or termination of the Joint Development Agreement in accordance with its terms, unless such license is previously terminated pursuant to Section 13.

3.3.  Updates to Dow-Licensed Intellectual Property. Dow may add any item of registered intellectual property to the definition of “Dow-Licensed Intellectual Property” by providing notice in writing to add any such patent, copyright or other intellectual property rights, at which time such patent, copyright or other intellectual property will be deemed to be “Dow-Licensed Intellectual Property” as of the date of such addition.

4.  License to Dow of JDA Intellectual Property within the Non-Exclusive Areas.

4.1.  License. Subject to the terms and conditions contained herein, MCEL hereby grants to Dow, and Dow hereby accepts from MCEL, a perpetual, world-wide, royalty-free, paid-up, non-exclusive license to Use the JDA Intellectual Property within the Non-Exclusive Areas during the term set forth in Section 4.3.

4.2.  Sublicense. Dow may sublicense the rights granted under Section 4.1 (a) to any third party. Any such sublicense shall be on terms and conditions at least as restrictive as the terms and conditions of this Agreement. Dow shall provide MCEL with a summary of any such license or sublicense within thirty (30) Business Days of executing such a license.

4.3.  Term of License: The license to Dow of the JDA Intellectual Property granted under this Section 4.1 shall be for the duration of the last to expire of the registered JDA Intellectual Property, unless such license is previously terminated pursuant to Section 13.

4.4.  Reporting. During the term of the license set forth in Section 4, MCEL shall provide Dow annual reports that disclose the status of MCEL’s efforts to prosecute the patents that are a part of the JDA Intellectual Property. In the event that MCEL determines not to pursue the prosecution of any patents that are a part of the JDA Intellectual Property or otherwise abandons any of the JDA Intellectual Property, including the failure to pay any applicable United States maintenance fee or any applicable foreign annuity, MCEL shall first notify Dow of such intention and, at Dow’s option, Dow may obtain the prosecution file and prosecute or maintain any such patent that is part of such JDA Intellectual Property at its sole cost and expense or, at Dow’s written request, MCEL shall assign its rights in any such issued patent to Licensee to the extent possible by law or third party contracts.

5.  Export Control. The use and disclosure of the Licensed Intellectual Property and the exercise of all rights granted by this Agreement shall be subject to the technology transfer, export, assets and financial control regulations of the United States of America and any applicable foreign governments or governmental bodies, including, without limitation, restrictions under regulations of the United States that may be applicable to direct or indirect exportation or reexportation of such technical information or of equipment, products or services directly produced by use of such technical information. Each Licensee Party shall comply fully with all such applicable provisions and to protect the full value of the intellectual property rights which are the subject of this Agreement.

6.  License Fees and Royalties. Except as provided for any MFN License as set forth in Section 7, neither Party hereto shall be obligated to (i) pay any license fees or royalties for any license to Licensed Intellectual Property permitted hereby or (ii) provide any accounting in respect thereof.

7.  “Most Favored Nation” License of JDA Intellectual Property within Field of Use and within Application. Upon the written request of Dow, MCEL shall grant to Dow, and Dow shall accept from MCEL, a perpetual, world-wide, non-exclusive license to Use any JDA Intellectual Property within the Field of Use and within the Application (each, an “MFN License”) that is otherwise on terms substantially similar to the terms of the license of the Licensed Intellectual Property to Dow, as Licensee party, under this Agreement, except that (i) with respect to the pricing terms of such MFN License, such terms shall be on reasonable commercial terms and conditions and (ii) such MFN License shall provide that (A) in the event that, after the date Dow requests such MFN License from MCEL under this Section 7, MCEL directly or indirectly enters into a license of all or any portion of such JDA Intellectual Property with a third party licensee (a “Third Party License”), MCEL shall promptly provide a description of the Third Party License and all other terms material to such Third Party License to Dow, (B) if such Third Party License contains, in the good faith determination of Dow, more favorable pricing, terms and conditions, in the aggregate, than such terms contained in such MFN License, Dow may, by delivering written notice thereof, promptly modify the pricing, terms and conditions of this License to be the same as the pricing, terms and conditions, in the aggregate, that are contain in such Third Party License and (C) such modifications described in clause (B) shall in all cases be effective as of the date that Licensor entered into such Third Party License. Each MFN License shall be negotiated in good faith and as promptly as possible after Dow’s request.

8.  Notice of Certain Transactions; Dow Rights of First Refusal.

8.1.  Notice with respect to JDA Intellectual Property. For the five (5) year period commencing upon the date of this Agreement, MCEL shall provide Dow advance written notice at least 60 days prior to granting a license or transferring any initial license of JDA Intellectual Property to any third party licensee or transferee if, after giving effect to such grant or transfer, MCEL will no longer be able to grant an exclusive license to Dow in respect of such JDA Intellectual Property in the field of use, application and/or area which is the subject of or covered by such grant or transfer.

8.2.  Dow’s Right of First Refusal - MCEL Contributed Intellectual Property. In the event MCEL proposes to grant an exclusive license or exclusive transfer of any MCEL-Contributed Intellectual Property to any third party licensee or transferee for any use whatsoever (whether within the Field of Use and within the Application or within the Non-Exclusive Areas), Dow shall have a right of first refusal to enter into such license or transfer agreement with respect to such MCEL-Contributed Intellectual Property on substantially similar terms as the terms in which MCEL proposes to license or transfer such MCEL-Contributed Intellectual Property to such third party licensee or transferee, subject to the procedure contained in Section 8.4.

8.3.  Dow’s Right of First Refusal -- JDA Intellectual Property. In the event MCEL proposes to grant an exclusive license or exclusive transfer of any JDA Intellectual Property to any third party licensee or transferee for any Use within the Field of Use and within the Application, Dow shall have a right of first refusal to enter into such license or transfer agreement with respect to such JDA Intellectual Property on substantially similar terms as the terms in which MCEL proposes to license or transfer such JDA Intellectual Property to such third party licensee or transferee, subject to the procedure contained in Section 8.4; provided, however, solely for purposes of such license under this Section 8.3, the term “Use” shall not be deemed to include the right to license or sublicense the JDA Intellectual Property.

8.4.  Right of First Refusal Process.

(a)  Notice of Proposed Transfer. Before effecting any proposed license or transfer to which Section 8.2 or Section 8.3 applies (the “Proposed License”), MCEL shall give written notice to Dow (i) describing terms of the Proposed License and all other terms material to such Proposed License (the “License Notice”). MCEL shall also certify to Dow that the Proposed License is a bona fide transaction and that the third party licensee or transferee is ready, willing and able (financially and otherwise) to enter into the Proposed License.

(b)  Exercise of Right of First Refusal. At any time within the ten (10)-Business Day period immediately following the receipt of the License Notice, Dow may elect to exercise the right of first refusal under Section 8.2 or Section 8.3, as applicable. The entering into of any Proposed License pursuant to the exercise of any such right of first refusal shall in no event be held more than thirty (30)-Business Days after Dow’s election to exercise such right of first refusal.

(c)  Proposed License to a Third Party Licensee. If (i) Dow fails to exercise the right of first refusal under Section 8.2 or Section 8.3, as applicable, within such ten (10)-Business Day period following receipt of the License Notice on substantially similar terms as the terms set forth in the License Notice or (ii) Dow fails to enter into the Proposed License within the period specified therefor in Section 8.4(b), then MCEL may, not later than thirty (30)-Business Days following the later of clause (i) and clause (ii) of this sentence, enter into the Proposed License on the terms and conditions described in such License Notice. Any proposed license on terms and conditions materially different from those described in the License Notice, as well as any proposed license by MCEL after the expiration of such 30-Business Day period, shall again be subject to the right of first refusal under Section 8.2 or Section 8.3, as applicable, and shall require compliance by MCEL with the procedure described in this Section 8.4.

9.  Representations and Warranties of MCEL. MCEL makes the representations and warranties set forth below in this Section 9.

9.1.  General Representations and Warranties.

(a)  Corporate Power and Authorization. MCEL has all requisite legal and corporate power and authority to enter into this Agreement and perform its obligations in accordance with the terms of this Agreement. The execution and delivery of this Agreement by MCEL and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of MCEL and no further action is required by MCEL. This Agreement has been duly executed and delivered by MCEL and constitutes the valid and binding obligation of MCEL enforceable against MCEL in accordance with its respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)  Filings, Consents and Approvals. MCEL is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by MCEL of this Agreement in accordance with its terms.

9.2.  MCEL Intellectual Property. Except as stated on Schedule 9.2:

(a)  No MCEL-Contributed Intellectual Property or product or service of MCEL related to MCEL-Contributed Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, agreement, contract or stipulation restricting in any manner the use, transfer or licensing thereof by MCEL, or which may affect the validity, use or enforceability of such MCEL-Contributed Intellectual Property. Each item of registered MCEL-Contributed Intellectual Property is presumed valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with registered MCEL-Contributed Intellectual Property have been made and all necessary documents, recordations and certifications in connection with such registered MCEL-Contributed Intellectual Property have been filed with the relevant patent, copyright, trademark or other Government Authority for the purpose of maintaining such registered MCEL-Contributed Intellectual Property.

(b)  MCEL owns and has exclusive title to, or has licenses (sufficient for the conduct of the business of MCEL as currently conducted and as proposed to be conducted) to, each item of MCEL-Contributed Intellectual Property used in connection with the conduct of the business of MCEL as currently conducted and as proposed to be conducted free and clear of any lien, and MCEL is the exclusive owner or exclusive licensee of all trademarks and service marks, trade names and domain names used in connection with the operation or conduct of the business of MCEL, free and clear of all liens.

(c)  MCEL owns exclusively all copyrighted works that are MCEL products or which MCEL otherwise expressly purports to own, free and clear of all liens.

(d)  To the extent that any MCEL-Contributed Intellectual Property has been developed or created by a third party for MCEL, MCEL has a written agreement with such third party with respect thereto and MCEL thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of the business of MCEL as currently conducted and as proposed to be conducted, including MCEL’s development activities contemplated under the Joint Development Agreement) to all of such third party’s MCEL-Contributed Intellectual Property in such work, material or invention by operation of law or by valid assignment.

(e)  All contracts relating to the MCEL-Contributed Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in a breach, modification, cancellation, termination or suspension of any of such contracts. MCEL is in compliance in all material respects with all such contracts and has not breached any material term of any such contract. To the knowledge of MCEL, all other parties to such contracts are in compliance in all respects with all such contracts and have not breached any term of any such contract.

(f)  To MCEL’s knowledge, the operation of the business of MCEL as it is currently conducted and as proposed to be conducted, including MCEL’s development activities contemplated hereby, has not, does not and will not infringe or misappropriate in any manner the intellectual property of any third party or constitute unfair competition or trade practices under the applicable laws of any jurisdiction.

(g)  To MCEL’s knowledge, MCEL has not received written notice from any third party or any other overt threats from any third party, that the operation of the business of MCEL as it is currently conducted and as proposed to be conducted, or any act, product or service of MCEL, infringes or misappropriates the intellectual property of any third party or constitutes unfair competition or trade practices under the applicable laws of any jurisdiction.

(h)  To the knowledge of MCEL, no Person has or is infringing or misappropriating any MCEL-Contributed Intellectual Property.

(i)  MCEL has taken steps which it believes reasonable to protect the rights of MCEL in the Proprietary Information of MCEL or any trade secrets or confidential information of third parties used, and, without limiting the foregoing, MCEL has enforced a policy requiring each employee, consultant and independent contractor to execute a proprietary information/confidentiality agreement in substantially the form provided to Dow, and except under confidentiality obligations, or in connection with pursuing patent rights by filing applications for patents in the U.S. or foreign patent and trademark offices, there has not been any disclosure by MCEL of any such trade secrets or confidential information.

9.3.  Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, THE JOINT DEVELOPMENT AGREEMENT, AND THE PATENT ASSIGNMENT AGREEMENT, MCEL MAKES NO REPRESENTATIONS WITH RESPECT TO MCEL-CONTRIBUTED INTELLECTUAL PROPERTY AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE WITH RESPECT TO MCEL-CONTRIBUTED INTELLECTUAL PROPERTY OR REPRESENTATIONS AND WARRANTIES OF NON-INFRINGEMENT.

9.4.  JDA Intellectual Property. Except as stated on Schedule 9.4:

(a)  To MCEL’s knowledge, no JDA Intellectual Property or JDA Product or service of MCEL related to JDA Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, agreement, contract or stipulation restricting in any manner the use, transfer or licensing thereof by MCEL, or which may affect the validity, use or enforceability of such JDA Intellectual Property. Each item of registered JDA Intellectual Property is presumed valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with registered JDA Intellectual Property have been made and all necessary documents, recordations and certifications in connection with such registered JDA Intellectual Property have been filed with the relevant patent, copyright, trademark or other Government Authority for the purpose of maintaining such registered JDA Intellectual Property.

(b)  MCEL owns and has exclusive title to, or has licenses (sufficient for the conduct of the business of MCEL as currently conducted and as proposed to be conducted) to, each item of JDA Intellectual Property used in connection with the conduct of the business of MCEL as currently conducted and as proposed to be conducted free and clear of any lien, and MCEL is the exclusive owner or exclusive licensee of all trademarks and service marks, trade names and domain names used in connection with the operation or conduct of the business of MCEL, free and clear of all liens.

(c)  MCEL owns exclusively all copyrighted works that are MCEL products or which MCEL otherwise expressly purports to own, free and clear of all liens.

(d)  To the extent that any JDA Intellectual Property has been developed or created by a third party for MCEL, MCEL has a written agreement with such third party with respect thereto and MCEL thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of the business of MCEL as currently conducted and as proposed to be conducted) to all of such third party’s JDA Intellectual Property in such work, material or invention by operation of law or by valid assignment.

(e)  All contracts relating to the JDA Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in a breach, modification, cancellation, termination or suspension of any of such contracts. MCEL is in compliance in all material respects with all such contracts and has not breached any material term of any such contract. To the knowledge of MCEL, all other parties to such contracts are in compliance in all respects with all such contracts and have not breached any term of any such contract.

(f)  To MCEL’s knowledge, the operation of the business of MCEL as it is currently conducted and as proposed to be conducted, including MCEL’s development activities contemplated hereby, has not, does not and will not infringe or misappropriate in any manner the intellectual property of any third party or constitute unfair competition or trade practices under the applicable laws of any jurisdiction.

(g)  To MCEL’s knowledge, MCEL has not received written notice from any third party or any other overt threats from any third party, that the operation of the business of MCEL as it is currently conducted and as proposed to be conducted, or any act, product or service of MCEL, infringes or misappropriates the intellectual property of any third party or constitutes unfair competition or trade practices under the applicable laws of any jurisdiction.

(h)  To the knowledge of MCEL, no Person has or is infringing or misappropriating any JDA Intellectual Property.

(i)  MCEL has taken steps which it believes to be reasonable to protect the rights of MCEL in the Proprietary Information of MCEL or any trade secrets or confidential information of third parties used, and, without limiting the foregoing, MCEL has enforced a policy requiring each employee, consultant and independent contractor to execute a proprietary information/confidentiality agreement in substantially the form provided to Dow and except under confidentiality obligations, or in connection with pursuing patent rights by filing applications for patents in the U.S. or foreign patent and trademark offices, there has not been any disclosure by MCEL of any such Proprietary Information.

9.5.  Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, THE JOINT DEVELOPMENT AGREEMENT, AND THE PATENT ASSIGNMENT AGREEMENT, MCEL MAKES NO REPRESENTATIONS WITH RESPECT TO JDA INTELLECTUAL PROPERTY AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE WITH RESPECT TO JDA INTELLECTUAL PROPERTY OR REPRESENTATIONS AND WARRANTIES OF NON-INFRINGEMENT.

10.  Representations and Warranties By Dow. Dow makes the representations and warranties set forth below in this Section 10.

10.1.  General Representations and Warranties.

(a)  Corporate Authority. Dow has all requisite legal and corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Dow. This Agreement has been duly executed and delivered by Dow and constitutes the valid and binding obligation of Dow enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies

(b)  Binding Obligations. Dow is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Dow of this Agreement in accordance with its terms.

10.2.  Disclaimer. DOW MAKES NO OTHER REPRESENTATIONS WITH RESPECT TO DOW-LICENSED INTELLECTUAL PROPERTY AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARISING FROM A COURSE OF DEALING, USAGE OF TRADE WITH RESPECT TO DOW-LICENSED INTELLECTUAL PROPERTY OR REPRESENTATIONS AND WARRANTIES OF NON-INFRINGEMENT.

11.  Further Agreements with respect to JDA Intellectual Property and MCEL-Contributed Intellectual Property.

11.1.  JDA Intellectual Property and MCEL-Contributed Intellectual Property. MCEL shall use reasonable best efforts to ensure that no JDA Intellectual Property, MCEL-Contributed Intellectual Property or JDA Product or service of MCEL related to JDA Intellectual Property or MCEL-Contributed Intellectual Property becomes subject to any proceeding or outstanding decree, order, judgment, agreement, contract or stipulation restricting in any manner the use, transfer or licensing thereof by MCEL, or which may affect the validity, use or enforceability of such JDA Intellectual Property or MCEL-Contributed Intellectual Property, as applicable. MCEL shall use reasonable best efforts to ensure that MCEL owns and has good and exclusive title to, or has licenses (sufficient for the conduct of the business of MCEL as currently conducted and as proposed to be conducted) to, each item of JDA Intellectual Property and MCEL-Contributed Intellectual Property used in connection with the conduct of the business of MCEL as currently conducted and as proposed to be conducted free and clear of any lien.

11.2.  Third Party Development. To the extent that any JDA Intellectual Property or MCEL-Contributed Intellectual Property is developed or created by a third party (other than Dow) for MCEL, MCEL shall have a written agreement with such third party with respect thereto under which MCEL shall either (i) have obtained ownership of and be the exclusive owner of, or (ii) have obtained a license (sufficient for the conduct of the business of MCEL as currently conducted and as proposed to be conducted) to all of such third party’s work, material or invention in such JDA Intellectual Property or MCEL-Contributed Intellectual Property, as applicable, by operation of law or by valid assignment.

11.3.  Contracts. MCEL shall remain at all times in compliance with all contracts relating to the JDA Intellectual Property or MCEL-Contributed Intellectual Property and has not materially breached any term of any such contract.

11.4.  Operation of Business. MCEL will operate its business in a manner which will not knowingly infringe or misappropriate in any manner the intellectual property of any third party or constitute unfair competition or trade practices under the applicable laws of any jurisdiction. MCEL shall notify Dow immediately upon receiving notice from any Person or Government Authority of notice any other overt threats that the operation of the business of MCEL infringes or misappropriates the intellectual property of such third party or constitutes unfair competition or trade practices under the applicable laws of any jurisdiction

11.5.  Protection Measures. MCEL shall take all reasonable steps to protect the rights of MCEL in the Proprietary Information of MCEL or any trade secrets or confidential information of third parties used, and, without limiting the foregoing, MCEL shall enforce a policy requiring each employee, consultant and independent contractor to execute a proprietary information/confidentiality agreement in substantially the form previously provided to Dow, and except under confidentiality obligations, or in connection with pursuing patent rights by filing applications for patents in the U.S. or foreign patent and trademark offices, there shall not be any disclosure by MCEL of any such Proprietary Information.

12.  Infringement Claims.

(a)  Each Party shall provide the other Party hereto with prompt notice of any alleged, actual or threatened infringement or other improper use of any Licensed Intellectual Property of which such Party becomes aware. Upon discovery of such infringement, the Parties agree to confer and decide upon an appropriate course of action.

(b)  Dow retains the right, but not the obligation, to take action to institute and prosecute any actions for any infringement or alleged infringement, and otherwise to take appropriate action with respect to Dow-Licensed Intellectual Property. In the event Dow elects not to take any such action but MCEL can demonstrate that its business is directly affected by such infringement, MCEL may request authorization from Dow to institute actions on its behalf and expense, which request shall be considered by Dow in good faith. The Party instituting such action, if any, shall be solely responsible for all costs and expenses (including attorneys’ fees) of prosecuting such actions. Any damages, costs or other amounts recovered through such proceedings for such purposes shall be retained by such Party. In the event Dow authorizes MCEL to institute any such action, Dow shall join such proceeding if necessary as a party and shall provide MCEL with all reasonably requested assistance in connection with such proceedings, and MCEL shall reimburse Dow’s reasonable out-of-pocket costs of providing such assistance.

(c)  MCEL retains the right, but not the obligation, to take action to institute and prosecute any actions for any infringement or alleged infringement, and otherwise to take appropriate action with respect to JDA Intellectual Property. In the event MCEL elects not to take any such action but Dow can demonstrate that its business is directly affected by such infringement, Dow may request authorization from MCEL to institute actions on its behalf and expense, which request shall be considered by MCEL in good faith. The Party instituting such action, if any, shall be solely responsible for all costs and expenses (including attorneys’ fees) of prosecuting such actions. Any damages, costs or other amounts recovered through such proceedings for such purposes shall be retained by such Party. In the event MCEL authorizes Dow to institute any such action, MCEL shall join such proceeding if necessary as a party and shall provide Dow with all reasonably requested assistance in connection with such proceedings, and Dow shall reimburse MCEL’s reasonable out-of-pocket costs of providing such assistance.

13.  Other Agreements.

13.1.  Confidentiality. Each Party agrees to protect the Proprietary Information of the other Party (including, without limitation, any Proprietary Information that is or is related to the Licensed Intellectual Property) in accordance with the terms of the Joint Development Agreement.

13.2.  Cooperation; Further Assurances. Each of the Parties agree to execute and deliver, or cause to be executed and delivered, such documents and take such further actions as the other Party shall reasonably request for the purpose of more fully giving effect to the provisions of this Agreement, including without limitation, executing powers of attorney, assignment documents, and providing notice of filings and copies of all applications, studies, prosecution documents (both to and from any patent office or authority), and related documents and correspondence, as the other Party shall from time to time reasonably request. Each Party, upon the reasonable request of the other Party, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the intent and purposes of this Agreement.

13.3.  Costs. Each Party shall bear all costs and expenses that it incurs in performing its obligations under this Agreement (including, in the case of MCEL, its obligations associated with and with respect to all patent and copyright applications or registrations with respect to the JDA Intellectual Property and securing its intellectual property rights for any JDA Intellectual Property developed under the Joint Development Agreement).

13.4.  Taxes. Each Licensee Party shall pay to the Licensor Party or the relevant tax authority (a) all sales, use, value added and all other taxes, duties and other similar government charges and fees, other than income taxes, imposed on the Licensor Party (as the case may be) under this Agreement and (b) any additional taxes, charges or fees imposed on such Licensor Party as a result of any reimbursement of taxes under this Section 13.4.

14.  Indemnification.

14.1.  Survival. The representations and warranties of the Parties contained or made pursuant to in this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect for fifteen (15) years after the termination of the Joint Development Agreement. The covenants and agreements set forth in this Agreement that, by their terms, are to have effect after the termination of the Joint Development Agreement shall survive for the period contemplated by such covenants and agreements, or, if no period is expressly set forth, for the applicable statute of limitations.

14.2.  Indemnification by MCEL. MCEL hereby indemnifies Dow and its Affiliates, directors, officers, employees and agents against, and agrees to hold each of them harmless from, any and all Damages incurred or suffered by any of them:

(i)  arising out of or related in any way to any misrepresentation or breach of any representation or warranty made by MCEL in this Agreement;

(ii)  arising out of or related in any way to any breach of any covenant or agreement to be performed by MCEL pursuant to this Agreement;

(iii)  arising out of or related in any way to the infringement by MCEL (including without limitation through use by MCEL or its licensees of the MCEL-Contributed Intellectual Property or the JDA Intellectual Property) of the intellectual property rights of a third party; or

(iv)  arising out of violations by MCEL of applicable law.

14.3.  Indemnification by Dow. Dow hereby indemnifies MCEL and its Affiliates, directors, officers, employees and agents against, and agrees to hold each of them harmless from, any and all claims, demands, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs, costs and expenses (including attorney fees) (the “Damages”) incurred or suffered by any of them:

(i)  arising out of or related in any way to any misrepresentation or breach of any representation or warranty made by Dow in this Agreement;

(ii)  arising out of or related in any way to any breach of any covenant or agreement to be performed by Dow pursuant to this Agreement;

(iii)  arising out of the infringement by Dow (including without limitation through use by Dow or its licensees of the Dow-Licensed Intellectual Property or the JDA Intellectual Property) of the intellectual property rights of a third party; or

(iv)  arising out of violations by Dow of applicable law.

14.4.  Indemnification Procedures.

(a)  If any of Dow or any of their directors, officers, employees and agents, seek indemnification pursuant to Section 14.2, or MCEL or any of their Affiliates or any of their directors, officers, employees and agents, seek indemnification pursuant to Section 14.3, the Person seeking indemnification (the “Indemnified Party”) shall give written notice to the party from whom such indemnification is sought (the “Indemnifying Party”) promptly (and in any event within 30 days) after the Indemnified Party becomes aware of the facts giving rise to such claim for indemnification (an “Indemnified Claim”) specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, containing a reference to the provision of this Agreement in respect of which such Indemnified Claim arises and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 14.4 shall not constitute a waiver of that party’s claims to indemnification pursuant to Section 14.2 or Section 14.3, as applicable, except to the extent that any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action or proceeding brought by a Person that is not a party hereto (a “Third Party Claim”), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Party in connection with such Third Party Claim.

(b)  Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 14.4(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 14.4. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith. Notwithstanding anything in this Section 14.4 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this Section 14.4, the Indemnified Party shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 14.4, in such manner as it may deem appropriate. Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, they shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

(c)  The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party’s business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete and irrevocable release of each Indemnified Party and such settlement or judgment (x) shall not require any admission of liability, fault or wrongdoing by any Indemnified Party or impose any non-monetary obligation on an Indemnified Party (such as, by way of example, and not in limitation, injunctive relief) and (y) shall not require any admission or statement that could reasonably be expected to materially impair, disparage or otherwise adversely affect, the business reputation of the Indemnified Party. Except to the extent of the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other party, which consent shall not be unreasonably withheld or delayed.

(d)  If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

14.5.  Limitation. DOW SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO MCEL FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, REVENUE, OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OF THIS AGREEMENT, OR ARISING OUT OF OR ALLEGED TO HAVE ARISEN OUT OF A BREACH OF THIS AGREEMENT. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON THEORIES OF CONTRACT OR TORT OR ANY OTHER LEGAL THEORY. THE LIMITATIONS IN THIS SECTION 14.5 SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, DOW’S AGGREGATE LIABILITY TO MCEL AND ANY THIRD PERSONS FOR ALL DAMAGES AND LOSSES, DIRECT OR INDIRECT, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE SHALL BE LIMITED TO ONE MILLION U.S. $250,000.

14.6.  Exclusion of Warranties. THE DOW-LICENSED INTELLECTUAL PROPERTY IS PROVIDED TO MCEL “AS IS,” WITH ALL FAULTS AND WITHOUT ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, INCLUDING WITHOUT LIMITATION ANY WARRANTY, CONDITION, GUARANTEE OR REPRESENTATION OF ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OR THE LIKE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY DOW OR ITS EMPLOYEES SHALL CREATE A WARRANTY, CONDITION, GUARANTEE OR REPRESENTATION, OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY, AND MCEL SHALL NOT RELY ON ANY SUCH INFORMATION OR ADVICE.

14.7.  Exclusion of Warranties. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE MCEL-CONTRIBUTED INTELLECTUAL PROPERTY AND JDA INTELLECTUAL PROPERTY IS PROVIDED TO DOW WITHOUT ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, INCLUDING WITHOUT LIMITATION ANY WARRANTY, CONDITION, GUARANTEE OR REPRESENTATION OF ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR THE LIKE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY MCEL OR ITS EMPLOYEES SHALL CREATE A WARRANTY, CONDITION, GUARANTEE OR REPRESENTATION, OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY, AND DOW SHALL NOT RELY ON ANY SUCH INFORMATION OR ADVICE.

14.8.  Third Parties. Neither Licensee Party shall provide any third party with any warranty on behalf of Licensor Party, and each Licensee Party shall include the Licensor Party exclusions and limitations set forth in this Section 14 in any agreement with any third party regarding the Licensed Intellectual Property.

15.  Termination.

15.1.  Termination by Dow as Licensor Party. Dow, as Licensor Party, may terminate any or all of the licenses granted by it to MCEL, as Licensee Party, if:

(a)  MCEL fails to comply in any material respect with any of its obligations hereunder as Licensee Party and such noncompliance shall not have been remedied within 30 days following receipt by MCEL of written notice from Dow specifying the nature of such failure; provided, however, that in the event such material noncompliance relates solely to one or more of the licenses granted hereunder and not all of such licenses, then only those license(s) to which such noncompliance so relates shall terminate and such other licenses shall remain in full force and effect, unless such noncompliance was willful, in which case all such licenses granted to MCEL shall terminate; or

(b)  A Bankruptcy Event occurs with respect to MCEL.

15.2.  Termination by MCEL as Licensor Party. MCEL, as Licensor Party, may terminate any or all of the licenses granted by it to Dow, as Licensee Party, if:

(a)  Dow fails to comply in any material respect with any of its obligations hereunder as Licensee Party and such noncompliance shall not have been remedied within 30 days following receipt by Dow of written notice from MCEL specifying the nature of such failure; provided, however, that in the event such material noncompliance relates solely to one or more of the licenses granted hereunder and not all of such licenses, then only those license(s) to which such noncompliance so relates shall terminate and such other licenses shall remain in full force and effect, unless such noncompliance was willful, in which case all such licenses granted to Dow shall terminate; or

(b)  A Bankruptcy Event occurs with respect to Dow.

15.3.  Termination of License by Licensee. In each case, the Licensee Party may terminate any or all of the licenses granted to it hereunder upon ninety (90) days’ written notice to Licensor.

15.4.  Effect of Termination. Upon termination of the licenses to any Licensed Intellectual Property granted to the Licensee Party under this Agreement, (i) all rights granted hereunder to the Licensee Party in relation to such license(s) shall cease and shall revert to the Licensor Party, (ii) the Licensee Party shall cease to use such Licensed Intellectual Property which is the subject of such termination, (iii) any Proprietary Information relating to the Licensed Intellectual Property of the Licensor Party shall by returned to the Licensor and (iv) the Licensee Party shall deliver to the Licensor Party a certification made by an officer of the Licensee Party, certifying that the Licensee Party has complied with all of its termination obligations contemplated by this Section 15.

15.5.  Alternative Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (a) otherwise provided in this Agreement, or (b) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the District of Columbia, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Federal Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The arbitrator shall award reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which the arbitrator determines a party to be entitled. Each of the Parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Columbia or any court of the District of Columbia having subject matter jurisdiction.

16.  General Provisions.

16.1.  Transfer; Successors and Assigns. No Party shall assign any rights or obligations under this Agreement without the prior written consent of the other Party, provided, however, that Dow may assign any and all rights and obligations under this Agreement to any of its Affiliates. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

16.2.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

16.3.  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.4.  Construction of Certain Terms. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References to any gender shall be deemed to mean any gender. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

16.5.  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address or facsimile number set forth below or to such other address or facsimile number as delivered by notice to the other in accordance with this Section 16.5:

If to MCEL:

Millennium Cell Inc.
1 Industrial Way West
Eatontown, New Jersey 07724
Attention: President
Facsimile: 732.542.4010

With a copy to:

Dickstein, Shapiro, Morin & Oshinsky LLP
2101 L Street, N.W.
Washington, D.C. 20031-1526
Attention: Neil Lefkowitz
Facsimile: 202.887.0689

If to Dow:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention: Director, Natural Resources Platform, Dow Ventures
Facsimile: 989.638.7133

With a copy to:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention: Business Counsel, Dow Ventures
Facsimile: 989.636.7594

King & Spalding LLP
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attention: David Gibbons
Facsimile: 202.626.3737

16.6.  Amendments and Waivers. Neither this Agreement nor any term of this Agreement may be amended, terminated or waived without the written consent of both Parties.

16.7.  Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

16.8.  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach by or default of the other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

16.9.  Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

16.10.  Compliance with Laws. In executing the rights hereunder and as a restriction to the rights granted herein, the Parties shall comply with all applicable laws, regulations and orders in all applicable jurisdictions.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the date first above written.

MILLENNIUM CELL INC.

By:

Name Title

THE DOW CHEMICAL COMPANY

By:

Name Title

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